[KPMG letterhead]                                                  EXHIBIT 99.2

New Jersey Headquarters
150 John F. Kennedy Parkway
Short Hills, NJ 07078


                         Independent Accountant's Report
                       On Applying Agreed-Upon Procedures
                       ----------------------------------


Board of Directors
BMW Financial Services NA, LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey  07675

Ladies and Gentlemen:

We have performed the procedures enumerated below, which were agreed to by BMW Financial Services NA, LLC (BMW FS or the Servicer), solely to assist the addressee in evaluating the accuracy of certain specified information in connection with the Servicing Agreement (the Agreement) dated November 1, 2000 among BMW Vehicle Lease Trust 2000-A, as Issuer, BMW Auto Leasing LLC, as Transferor, BMW Financial Services NA, LLC, as Servicer, and The Chase Manhattan Bank, as Indenture Trustee.

This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the addressees. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

For purposes of presenting our procedures and findings, the phrase "compared" means compared and found to be in agreement with, unless otherwise noted. "Recalculated" means recomputed and found to be in agreement with, unless otherwise noted.

In connection with the agreed upon procedures:

o We are independent certified public accountants with respect to the Servicer as contemplated by Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

Our procedures and findings were as follows:

               1.   a)        We obtained from the Servicer a copy of the
                              December 1, 2000 through December 31, 2000 Monthly
                              Servicing Report (the Report) dated January 25,
                              2001 for BMW Vehicle Lease Trust 2000-A. This
                              Report was prepared by the Servicer and is attached as Exhibit 1.

                     b) We compared all amounts and percentages appearing on the Report and on the monthly summaries prepared by the Servicer in support of the Report to computer reports and schedules prepared by the Servicer, where applicable (as identified by the letter A on Exhibit 1), to the previous month's Servicer Report (as identified by the letter B on Exhibit 1) or to the BMW Vehicle Lease Trust 2000-A Prospectus dated November 2, 2000 (as identified by the letter C on Exhibit 1). The Servicer has represented that such computer reports and schedules were extracted from or derived from the BMW FS accounting records. Other applicable amounts and percentages appearing on the Report were recalculated (as identified by the letter D on Exhibit 1).

The following exceptions were noted:

     o The dollar amount of "Receipts of Monthly Payments" included on the Report is $28,812,200 but the corresponding dollar amount appearing on the supporting computer report was $26,142,348.

     o The dollar amount of "Sale Proceeds" included on the Report is $28,262 but the corresponding dollar amount appearing on the supporting computer report was $644,723.

     o The dollar amount of "Termination Proceeds" included on the Report is $5,339,071 but the corresponding dollar amount appearing on the supporting computer report was $4,748,235.

     o The dollar amount of "Recovery Proceeds" included on the Report is $9,917 but the corresponding dollar amount appearing on the supporting computer report was $34,025.

It should be noted that certain other amounts (as identified by the letter E on Exhibit 1) included on the Report were recalculated and/or compared to computer reports and schedules based upon the dollar amount of "Receipts of Monthly Payments" included on the Report as noted above, excluding the impact of our above noted difference for "Receipts of Monthly Payments."

We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts, or items noted above. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the addressees and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, it is our understanding that the Servicer will provide copies of this report to The Chase Manhattan Bank, as Indenture Trustee, and Wilmington Trust Company, as Owner Trustee, in accordance with Section 2.11 of the Agreement. The receipt of this report by such parties acknowledges the sufficiency of the procedures performed for their purposes.

The terms of our engagement are such that we have no obligation to update this letter because of events and transactions occurring subsequent to the date of this letter.

/s/ KPMG LLP


April 20, 2001

BMW Vehicle Lease Trust 2000-A                                        Exhibit 1
Collection Period Ending:  12/31/00
Distribution Date:  01/25/01

------------------------------------------------------------------------------------------------------------------------------------
Balances
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     Initial                  Period End
     Securitization Value                                         C             $1,547,538,089    A,D        $1,491,589,902
     Reserve Account                                                               $81,245,750     D           $104,458,821
     Class A-1 Notes                                                              $180,000,000                 $124,051,813
     Class A-2 Notes                                                              $600,000,000                 $600,000,000
     Class A-3 Notes                                                              $300,000,000                 $300,000,000
     Class A-4 Notes                                                              $389,660,000                 $389,660,000
     Subordinated Note                                                             $30,951,089                  $30,951,089
     Class B Certificates                                                           $46,927,000                 $46,927,000

Current Collection Period
-----------------------------------------------------------------------------------------------------------------------------------

     Beginning Securitization Value                               B             $1,506,273,346
       Principal Reduction Amount                                 D                $14,683,444
     Ending Securitization Value                                  A             $1,491,589,902

     Calculation of Required 2000-A SUBI Collection Account
       Amount Collections
           Receipts of Monthly Payments                           A                $28,812,200
           Sale Proceeds                                                               $28,262
           Termination Proceeds                                                     $5,339,071
           Recovery Proceeds                                                            $9,917
       Total Collections                                          E                $34,189,450

       Servicer Advances                                          D                 $4,019,149
       Reimbursement of Previous Servicer Advances                A                ($1,663,125)

     Required 2000-A SUBI Collection Account Amount               E                $36,545,474

Servicer Advance Amounts
-----------------------------------------------------------------------------------------------------------------------------------

     Beginning Period Unreimbursed Previous Servicer Advance      B                 $4,333,960
     Current Period Monthly Payment Advance                       A                 $2,765,641
     Current Period Sales Proceeds Advance                                          $1,253,507
     Current Reimbursement of Previous Servicer Advance                             (1,663,125)
     Ending Period Unreimbursed Previous Servicer Advances        D                 $6,689,984

Collection Account
-----------------------------------------------------------------------------------------------------------------------------------

     Deposits to 2000-A SUBI Collection Account                   E                $36,545,474
     Withdrawals from 2000-A SUBI Collection Account
           Servicing Fees                                         D                 $1,255,228
           Note Distribution Account Deposit                                        $7,922,431
           Reserve Fund Deposit - Subordinated Noteholder                             $180,548
             Interest
           Certificate Distribution Account Deposit                                   $273,741
           Monthly Principal Distributable Amount                                  $14,683,444
           Reserve Fund Deposit - Excess Collections              E                $12,230,083
           Payments to Transferor                                                           $0
     Total Distributions from 2000-A SUBI Collection Account      E                $36,545,474

Note Distribution Account
-----------------------------------------------------------------------------------------------------------------------------------

     Amount Deposited from the Collection Account                 D                $22,605,874
     Amount Deposited from the Reserve Account                                              $0
     Amount Paid to Noteholders                                   D                $22,605,874

BMW Vehicle Lease Trust 2000-A                                        Exhibit 1
Collection Period Ending:  12/31/00
Distribution Date:  01/25/01

------------------------------------------------------------------------------------------------------------------------------------
Certificate Distribution Account
------------------------------------------------------------------------------------------------------------------------------------

     Amount Deposited from the Collection Account      D                   $273,741
     Amount Deposited from the Reserve Account                                   $0
     Amount Paid to Certificateholders                 D                   $273,741

Distributions
------------------------------------------------------------------------------------------------------------------------------------

     Monthly Principal Distributable Amount                   Current Payment        Ending Balance         Per $1,000   Factor
     Class A-1 Notes                                   D         $14,683,444     D     $124,051,813    D       $D1.57      68.92%
     Class A-2 Notes                                                      $0           $600,000,000             $0.00     100.00%
     Class A-3 Notes                                                      $0           $300,000,000             $0.00     100.00%
     Class A-4 Notes                                                      $0           $389,660,000             $0.00     100.00%
     Subordinated Note                                                    $0            $30,951,089             $0.00     100.00%
     Class B Certificates                                                 $0            $46,927,000             $0.00     100.00%

     Interest Distributable Amount                            Current Payment            Per $1,000
     Class A-1 Notes                                   D            $771,570     D        $4.29
     Class A-2 Notes                                              $3,325,000              $5.54
     Class A-3 Notes                                              $1,660,000              $5.53
     Class A-4 Notes                                              $2,165,860              $5.56
     Subordinated Note                                              $180,548              $5.83
     Class B Certificates                                           $273,741              $5.83

Carryover Shortfalls
------------------------------------------------------------------------------------------------------------------------------------
                                                                    Prior
                                                               Period Carryover             Current Payment   Per $1,000
     Class A-1 Interest Carryover Shortfall                               $0                     $0               $0
     Class A-2 Interest Carryover Shortfall                               $0                     $0               $0
     Class A-3 Interest Carryover Shortfall                               $0                     $0               $0
     Class A-4 Interest Carryover Shortfall                               $0                     $0               $0
     Subordinated Note Interest Carryover Shortfall                       $0                     $0               $0
     Certificate Interest Carryover Shortfall                             $0                     $0               $0

Residual Value Losses
------------------------------------------------------------------------------------------------------------------------------------

                                                                Current Period                Cumulative
     Net Sale Proceeds                                                    $0                     $0
     Residual Values                                                      $0                     $0

     Residual Value Losses                                                $0                     $0

Reserve Account
------------------------------------------------------------------------------------------------------------------------------------

     BEGINNING PERIOD REQUIRED AMOUNT                  B        $104,458,821
     BEGINNING PERIOD AMOUNT                           B         $96,641,631
     NET INVESTMENT EARNINGS                           A            $440,702
     CURRENT PERIOD DEPOSIT                            E         $12,410,631
     RESERVE FUND DRAW AMOUNT                                             $0
     RELEASE OF EXCESS FUNDS                           E          $5,034,143
     ENDING PERIOD REQUIRED AMOUNT                     D        $104,458,821
     ENDING PERIOD AMOUNT                                       $104,458,821
